EXHIBIT 99.1

                     AOL TO OFFER $500 MILLION COMMON STOCK

DULLES, VA, June 29, 1998 -- America Online, Inc. [NYSE: AOL] announced today that it is offering approximately $500 million of its Common Stock in a block trade off of its universal shelf registration statement.

For a written copy of the Prospectus, please call Sara Bhatia with America Online at 703-265-2188.

America Online, Inc., based in Dulles, Virginia, is the world's leader in branded interactive services and content. America Online operates two worldwide Internet online services: AOL Interactive Services, with more than 12 million members; and CompuServe, with approximately two million members. America Online also operates AOL Studios, the world's leading creator of original interactive content. Other branded Internet services operated by America Online include AOL.COM, the world's most accessed Web site from home; AOL NetFind, AOL's comprehensive guide to the Internet; AOL Instant Messenger, an instant messaging tool available on both AOL and the Internet; and ICQ, an instant communications and chat technology on the Internet.